UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2009

THE BON-TON STORES, INC.
 (Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 E. Market Street, York, Pennsylvania	17402
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 717-757-7660

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

Employment Agreement with Anthony Buccina

On January 28, 2009, The Bon-Ton Stores, Inc. (the “Company”) issued a press release announcing the signing, on January 23, 2009, of an Employment Agreement (the “Employment Agreement”), Restricted Stock Agreement and Restricted Stock Agreement – Performance Shares (collectively, the “Restricted Stock Agreements”) with Anthony Buccina, the Company’s Vice Chairman, President – Merchandising.

The description of the material terms of the Employment Agreement set forth below is qualified in its entirety by the Employment Agreement and Restricted Stock Agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Buccina’s Employment Agreement follows an employment agreement dated June 1, 2006 that expires January 31, 2009. The new Employment Agreement is effective as of February 1, 2009 and will terminate on April 30, 2011, unless sooner terminated in accordance with the terms of the Employment Agreement. Unless terminated, the Employment Agreement shall renew for successive one-year terms beginning May 1st of each year.

The Employment Agreement provides that Mr. Buccina’s title is Vice Chairman, President – Merchandising of the Company and he will report to the Company’s Chief Executive Officer. In addition, Mr. Buccina will be a member of the Company’s Management Committee and Operating Committee.

Mr. Buccina’s initial base salary under the Employment Agreement is $791,800 per year. This base salary is subject to review during the term of the Employment Agreement and may be increased in the sole discretion of the Company, upon approval of the Company’s Human Resources and Compensation Committee of the Board of Directors (“HRCC”).

The Employment Agreement provides that Mr. Buccina is eligible for a bonus under The Bon-Ton Stores, Inc. Cash Bonus Plan under the following parameters: a target bonus of 100% of base salary in effect on the last day of the relevant fiscal year, with threshold and maximum bonuses as determined by the HRCC. The performance measures to be utilized and the weighting of these performance measures will be determined by the Company’s HRCC consistent with its determinations for other senior executives under the Cash Bonus Plan.

The Employment Agreement provides that Mr. Buccina will receive a grant of 100,000 restricted shares of the Company’s common stock pursuant to the terms of the Company’s 2000 Stock Incentive and Performance-Based Award Plan. Such restricted shares shall vest on April 30, 2011, provided that Mr. Buccina is still employed by the Company on such date. In addition, Mr. Buccina will receive, as performance-based compensation, a grant of 50,000 restricted shares of the Company’s common stock for each of Fiscal Year 2009 and Fiscal Year 2010. The metrics for earning such performance-based shares shall be determined each year by the HRCC. The terms of the grants are set forth in the Restricted Stock Agreements.

Mr. Buccina is eligible to participate in plans and programs that are generally made available to the other employees of the Company. Mr. Buccina is currently a participant in the Carson Pirie Scott & Company Supplemental Executive Retirement Plan (“SERP”), which was recently terminated by the Company. The Employment Agreement provides that the Company will pay to Mr. Buccina in 2009 the net present value of his interest in the SERP, which is estimated to be in the range of $2.8 million to $3.0 million. The Employment Agreement further provides that the Company will pay the reasonable legal fees, up to $5,000, incurred by Mr. Buccina in connection with the negotiation of the Employment Agreement. The allowances for automobile and medical benefits currently provided in the existing employment agreement are not continued under the Employment Agreement.

In the event of discharge without cause or resignation for good reason during the initial term of the Employment Agreement ending April 30, 2011 or during the first renewal term ending April 30, 2012 or the Company has not offered to renew the Employment Agreement for the first renewal term ending April 30, 2012, Mr. Buccina will be entitled to receive severance pay equal to the greater of his base pay for the remaining contract term or two times his base salary, payable in a lump sum as soon as practicable following the six month anniversary of the termination of Mr. Buccina’s employment. The severance payment is contingent on Mr. Buccina signing and not timely revoking a general release of claims.

Upon a “Change of Control” (as such term defined in the Employment Agreement), (1) the vesting of stock options and restricted shares held by Mr. Buccina shall be governed by the terms of such stock options or restricted shares and (2) Mr. Buccina is prohibited from resigning for good reason for a period of six months following the Change of Control. If following a Change of Control he is discharged without cause or resigns for good reason within two years of the Change of Control, Mr. Buccina will receive a severance payment equal to two times his average base pay for the most recently completed three years plus two times the average bonus paid to him for the most recently completed three years. The Change of Control severance payment is contingent on Mr. Buccina signing and not timely revoking a general release of claims.

Mr. Buccina’s Employment Agreement contains a non-competition clause that, during Mr. Buccina’s employment and for a period equal to one-half of the period for which he receives severance payments after termination of his employment, prohibits Mr. Buccina from engaging in or being financially interested in the retail department stores business of any competitor of the Company named in the Employment Agreement. Mr. Buccina’s Employment Agreement also contains confidentiality provisions relating to the Company’s confidential information.

Employment Agreement with Stephen Byers

On January 28, 2009, The Bon-Ton Stores, Inc. (the “Company”) issued a press release announcing the signing, on January 23, 2009, of an Employment Agreement (the “Employment Agreement”), Restricted Stock Agreement and Restricted Stock Agreement – Performance Shares (collectively, the “Restricted Stock Agreements”) with Stephen Byers, the Company’s Vice Chairman, Stores, Visual, Construction, Real Estate, Distribution & Logistics, Loss Prevention.

The description of the material terms of the Employment Agreement set forth below is qualified in its entirety by the Employment Agreement and Restricted Stock Agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.4, 10.5 and 10.6, respectively, and incorporated herein by reference. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Byers’s Employment Agreement follows an employment agreement dated June 28, 2006, as amended by the first amendment to the employment agreement dated December 20, 2006, that expires January 31, 2009. The new Employment Agreement is effective as of February 1, 2009 and will terminate on April 30, 2011, unless sooner terminated in accordance with the terms of the Employment Agreement. Unless terminated, the Employment Agreement shall renew for successive one-year terms beginning May 1st of each year.

The Employment Agreement provides that Mr. Byers’s title is Vice Chairman, Stores, Visual, Construction, Real Estate, Distribution & Logistics, Loss Prevention and he will report to the Company’s Chief Executive Officer. In addition, Mr. Byers will be a member of the Company’s Management Committee and Operating Committee.

Mr. Byers’s initial base salary under the Employment Agreement is $533,500 per year. This base salary is subject to review during the term of the Employment Agreement and may be increased in the sole discretion of the Company, upon approval of the Company’s Human Resources and Compensation Committee of the Board of Directors (“HRCC”).

The Employment Agreement provides that Mr. Byers is eligible for a bonus under The Bon-Ton Stores, Inc. Cash Bonus Plan under the following parameters: a target bonus of 100% of base salary in effect on the last day of the relevant fiscal year, with threshold and maximum bonuses as determined by the HRCC. The performance measures to be utilized and the weighting of these performance measures will be determined by the Company’s HRCC consistent with its determinations for other senior executives under the Cash Bonus Plan.

The Employment Agreement provides that Mr. Byers will receive a grant of 70,000 restricted shares of the Company’s common stock pursuant to the terms of the Company’s 2000 Stock Incentive and Performance-Based Award Plan. Such restricted shares shall vest on April 30, 2011, provided that Mr. Byers is still employed by the Company on such date. In addition, Mr. Byers will receive, as performance-based compensation, a grant of 35,000 restricted shares of the Company’s common stock for each of Fiscal Year 2009 and Fiscal Year 2010. The metrics for earning such performance-based shares shall be determined each year by the HRCC. The terms of the grants are set forth in the Restricted Stock Agreements.

Mr. Byers is eligible to participate in plans and programs that are generally made available to the other employees of the Company. The Employment Agreement further provides that the Company will pay the reasonable legal fees, up to $5,000, incurred by Mr. Byers in connection with the negotiation of the Employment Agreement. The allowances for automobile and medical benefits currently provided in the existing employment agreement are not continued under the Employment Agreement.

In the event of discharge without cause or resignation for good reason during the initial term of the Employment Agreement ending April 30, 2011, Mr. Byers will be entitled to receive severance pay equal to the greater of his base pay for the remaining contract term or two times his base salary, payable in a lump sum as soon as practicable following the six month anniversary of the termination of Mr. Byers’s employment. The severance payment is contingent on Mr. Byers signing and not timely revoking a general release of claims.

Upon a “Change of Control” (as such term defined in the Employment Agreement), (1) the vesting of stock options and restricted shares held by Mr. Byers shall be governed by the terms of such stock options or restricted shares and (2) Mr. Byers is prohibited from resigning for good reason for a period of six months following the Change of Control. If following a Change of Control he is discharged without cause or resigns for good reason within two years of the Change of Control, Mr. Byers will receive a severance payment equal to two times his average base pay for the most recently completed three years plus two times the average bonus paid to him for the most recently completed three years. The Change of Control severance payment is contingent on Mr. Byers signing and not timely revoking a general release of claims.

Mr. Byers’s Employment Agreement contains a non-competition clause that, during Mr. Byers’s employment and for a period equal to one-half of the period for which he receives severance payments after termination of his employment, prohibits Mr. Byers from engaging in or being financially interested in the retail department stores business of any competitor of the Company named in the Employment Agreement. Mr. Byers’s Employment Agreement also contains confidentiality provisions relating to the Company’s confidential information.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Employment Agreement with Anthony Buccina

10.2	Restricted Stock Agreement with Anthony Buccina

10.3	Restricted Stock Agreement – Performance Shares with Anthony Buccina

10.4	Employment Agreement with Stephen Byers

10.5	Restricted Stock Agreement with Stephen Byers

10.6	Restricted Stock Agreement – Performance Shares with Stephen Byers

99.1	Press Release issued January 28, 2009 regarding Employment Agreements with Anthony Buccina and Stephen Byers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.

By: /s/ Keith E. Plowman
Keith E. Plowman
Executive Vice President, Chief Financial
Officer and Principal Accounting Officer

Dated: January 28, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Employment Agreement with Anthony Buccina

10.2	Restricted Stock Agreement with Anthony Buccina

10.3	Restricted Stock Agreement – Performance Shares with Anthony Buccina

10.4	Employment Agreement with Stephen Byers

10.5	Restricted Stock Agreement with Stephen Byers

10.6	Restricted Stock Agreement – Performance Shares with Stephen Byers

99.1	Press Release issued January 28, 2009 regarding Employment Agreements with Anthony Buccina and Stephen Byers